Exhibit 3.11
AMENDED AND RESTATED
BYLAWS
OF
ALION – CATI CORPORATION,
A CALIFORNIA CORPORATION
(the “Corporation”)
ARTICLE I
OFFICES
     Section 1. Principal Offices.
     The Board of Directors of the Corporation (the “Board” or the “Board of Directors”) shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California.
     Section 2. Other Offices.
     The Board of Directors may at any time establish branch or subordinate offices at any place or places where the Corporation is qualified to do business.
ARTICLE II
MEETINGS OF SHAREHOLDERS
     Section 1. Place of Meetings.
     Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board of Directors. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the Corporation.
     Section 2. Annual Meeting.
     The annual meeting of shareholders of the Corporation shall be held at such time as designated by the Board of Directors.
     Section 3. Special Meetings.
     Special meetings of the shareholders of the Corporation shall be held at such time and at such location as may be designated in the call therefore and may be called by: (1) the president, (2) the vice president, in the event of absence, disability or death of the president; (3) the directors by action at a meeting, (4) a majority of the directors acting without a meeting or (5) persons who own in the aggregate not less than ten (10%) percent of the voting shares outstanding.
     Section 4. Notice of Meeting of Shareholders.
     (a) Written notice of all annual and special meetings of shareholders shall be given, no less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote there at. Such notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted and no other business may be transacted or (2) in the case of the annual meeting, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.
     (b) Notice of a shareholders’ meeting or any report shall be given either personally or by mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice or report in accordance with the provisions of this bylaw, executed by the secretary, assistant secretary or any transfer agent, shall be prima facie evidence of the giving of the notice or report.
     Section 5. Quorum.
     The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.
     Section 6. Adjourned Meeting; Notice.
     Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 5 of this Article.
     When any meeting of shareholders, either annual or special, is adjourned to another time of place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 4 of this ARTICLE II. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.
     Section 7. Shareholders Action by Written Consent.
     (a) Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, subject to paragraph (b) of this section.
     (b) The election of a director by the shareholders by written consent to fill a vacancy (other than one created by removal) not filled by the Board of Directors required the written consent of a majority of the outstanding shares entitled to vote. Any other election of directors by written consent requires the unanimous written consent of all shares entitled to vote for the election of directors.
     (c) Any shareholder giving a written consent or the shareholder’s proxy holders or a transferror of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary of the Corporation.
     (d) Unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than unanimous written consent shall be given as provided in subdivision (b) of Section 603 of the Corporations Code.
     Section 8. Record Date.
     (a) In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any divided or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to any other action.
     (b) If no record date is fixed:
          (1) The record date for determining shareholder entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business day next preceding the day on which the meeting is held.
          (2) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.
          (3) The record date for determining shall be at the close of business on the day on which the Board adopts the resolution relating thereto or the 60th day prior to the date of such other action, whichever is later.
     (c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.
     (d) Shareholders on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.
     Section 9. Proxies.
     Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the Corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder’s attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by or attendance at the meeting and voted in person by the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its fact that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Corporations Code of California.
     Section 10. Action Without a Meeting.
     Any action which may be taken at a meeting of shareholders may be taken without a meeting by a writing executed by all the shareholders entitled to vote, such writing shall be made a part of the permanent records of the Corporation.

ARTICLE III
BOARD OF DIRECTORS
     Section 1. Powers.
     Except as otherwise provided by law, all the capacity of the Corporation shall be vested in, all its powers and authority exercised and its business managed and conducted by, the Board of Directors.
     Section 2. Number of Directors.
     (a) The authorized number of directors of the Corporation shall be not less than one (1) nor more than three (3). The exact number of directors shall otherwise be fixed by the Board.
     (b) The authorized number of directors may be changed only by an amendment of this section by the bylaws approved by the holders of a majority of the outstanding voting shares.
     Section 3. Election of Directors.
     At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.
     Section 4. Tenure of Office.
     Each director shall hold office until the annual meeting of shareholders following his election and until his successor is elected and qualified, or until his earlier resignation, removal from office or death. A director not re-elected at any meeting of shareholders called for that purpose shall be deemed to have been removed from office.
     Section 5. Resignation and Removal of Directors.
     (a) Any director may resign effective upon receipt of written notice thereof by the Chairman of the Board, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.
     (b) Any reduction of the authorized number of directors does not remove any director prior to the expiration of such director’s term of office.
     Section 6. Vacancies.
     A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation or removal of any director or if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony or if the authorized number of directors is increased or if the shareholders fail, at any meeting of shareholders at which any director or directors to be voted for at that meeting.
     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.
     Vacancies in the Board of Directors may be filled by a majority of the remaining directors, except that a vacancy created by removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each director elected to fill a vacancy shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.
     Section 7. Place of Meeting.
     Regular or special meetings of the Board shall be held at any place within or outside the State of California which has been designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the Corporation.
     Section 8. Regular Meetings.
     Immediately following each annual meeting of the shareholders, the Board shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business.
     Section 9. Special Meetings.
     Special meetings of the Board for any purposes may be called at any time by the Chairman of the Board, the President, any Vice-President, the Secretary or by any two directors.
     Special meetings of the Board shall be held upon four days written notice or 48 hours notice given personally or by telephone, telegraph, telex, facsimile (fax) or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director’s address as it is shown upon the records of the Corporation or as may have been given to the Corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.
     Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.
     Section 10. Quorum.
     A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business, except to adjourn as provided in Section 12 of this Article. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Articles. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any act or decision taken shall be made by the required quorum for such meeting.
     Section 11. Waiver of Notice.
     Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof whether before or after the meeting or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice of such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
     Section 12. Adjournment.
     A majority of the directors present, whether or not a quorum is present, may adjourn any directors’ meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned, except as provided in the next sentence. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.
     Section 13. Fees and Compensation of Directors.
     Directors and members of committees may receive such compensation for their services and such reimbursement of expenses, as may be fixed or determined by the Board of Directors. This Section shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.
ARTICLE IV
OFFICERS
     Section 1. Officers Designated.
     The Officers of the Corporation shall consist of a Chairman of the Board, a President, a Vice President, a Secretary, a Treasurer and such other officers as the directors may deem appropriate.

     Section 2. Election.
     The officers shall be elected by the directors. An officer need not be a director or shareholder of the Corporation.
     Section 3. Tenure of Office.
     Each officer shall hold office until the first meeting of directors following the annual meeting of shareholders next following his election and until his successor is elected and qualified or until his earlier resignation, removal from office or death.
     Section 4. Authority and Duties of Officers.
     The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the directors regardless of whether such authority and duties are customarily incident to such office.
ARTICLE V
SHARES
     Section 1. Certificates.
     Certificates evidencing ownership of the shares of the Corporation shall be issued to those entitled to them by subscription, transfer or otherwise. Each certificate for shares shall bear a distinguishing number, the signature of the President or Vice President and of the Secretary and such recitals as may be required by law. No fractional shares shall be issued. .
     Section 2. Transfer.
     Such certificates shall be transferable in person or by attorney, but no transfer of shares shall be entered upon the records of the Corporation until the previous certificate, if any, given for the same shall have been surrendered and canceled; provided, however, that the Board of Directors shall have power and authority to make such rules and regulation as they deem expedient from time to time concerning the issue, registration or transfer of share certificates of this Corporation and to take such actions in specific cases as they deem proper concerning lost, destroyed or mutilated certificates.
ARTICLE VI
DISPENSING WITH ANNUAL REPORT
Section 1. Annual Report to Shareholders.
     The annual report to shareholders referred to in Section 1501 of the California General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the Corporation as they consider appropriate.

ARTICLE VII
CORPORATE SEAL
     The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the date of its incorporation and the word of California.
ARTICLE VIII
INDEMNIFICATION
     Section 1. Indemnification of Directors, Officers, Employees and Other Agents.
     (a) The Corporation shall, to the maximum extent permitted by the California General Corporation Law and particularly but without limitation, Section 317 thereof, have power to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the Corporation and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law. For purposes of this Article, an “agent” of the Corporation includes any person who is or was a director, officer, employee or other agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or was a director, officer, employee or agent of a corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.
     (b) The Corporation may purchase and maintain insurance on behalf of any agent (as defined herein) of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such, whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of Section 317 of the Corporations Code.
ARTICLE IX
AMENDMENTS
     Section 1. Amendment by Shareholders.
     New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if these bylaws contain an Article restricting transfers of stock of the Corporation, such Article may be amended or deleted only by unanimous vote or consent of all shareholders.
     Section 2. Amendment by Directors.
     Subject to the rights of the shareholders as provided in Section 1 of this Article IX, bylaws, other than a bylaw or an amendment of a bylaw changing the authorized number of directors or the Article, if any, restricting transfers of stock of the Corporation, may be adopted, amended or repealed by the Board of Directors.